EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1996 Stock Option Plan of SmartServ Online, Inc. and Non-Qualified Stock Option Agreements between SmartServ Online, Inc. and its employees and non-employee directors of our report dated October 13, 1999, with respect to the financial statements of SmartServ Online, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1999 filed with the Securities and Exchange Commission.

Stamford, Connecticut
November 18, 1999                            /s/ Ernst & Young LLP